EXHIBIT 10.14


                        MASTER LEASE AGREEMENT NO. PEGA1

                                   DATED AS OF

                               DECEMBER 28, 1995,

                                     BETWEEN


                            ATEL LEASING CORPORATION
                                    AS LESSOR


                                       AND


                            PEGASUS GOLD CORPORATION,
                                    AS LESSEE





THE SINGLE EXECUTED ORIGINAL OF THIS LEASE TOGETHER WITH ANY ORIGINAL LEASE SUPPLEMENTS DE PURSUANT HERETO EACH MARKED "ORIGINAL" SHALL BE THE "ORIGINAL" AND ALL OTHER COUNTERPARTS OF THIS LEASE AND ANY LEASE SUPPLEMENTS SHALL BE MARKED "DUPLICATE ORIGINAL". TO THE EXTENT THAT THIS LEASE AND ANY LEASE SUPPLEMENT CONSTITUTE CHATTEL PAPER, AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION; NO SECURITY INTEREST MAY BE CREATED THROUGH TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE "ORIGINAL".

                      TABLE OF CONTENTS TO LEASE AGREEMENT


                                                                            Page
                                                                            ----


PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

RECITALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

Section  1     Definitions. . . . . . . . . . . . . . . . . . . . . . . . .    1

Section  2     Closing Dates; Acceptance Under Bills of Sale; Lease . . . .    9

Section  3     Lease Term and Rent
                    Basic Lease Term . . . . . . . . . . .. . . . . . . . .    9
                    Basic Rent . . . . . . . . . . . . . .. . . . . . . . .    9
                    Rent after Failure to Return Equipment . . . . . . . .    10
                    Supplemental Rent. . . . . . . . . . . . . . . . . . .    10
                    Method of Payment. . . . . . . . . . . . . . . . . . .    10

Section  4     Lessor's Representations and Warranties . . . . . . . . . .    11

Section  5     Lessee's Representations and Warranties . . . . . . . . . .    11

Section  6     Conditions Precedent. . . . . . . . . . . . . . . . . . . .    13
                    Initial Closing Date . . . . . . . . . . . . . . . . .    13
                    Subsequent Closing Dates . . . . . . . . . . . . . . .    16

Section  7     Return of Equipment . . . . . . . . . . . . . . . . . . . .    18

Section  8     Liens . . . . . . . . . . . . . . . . . . . . . . . . . . .    18

Section  9     Maintenance and Operations; Location and
                    Manner of Use; Insignia. . . . . . . . . . . . . . . .    19
                         Maintenance and Operation . . . . . . . . . . . .    19
                         Location and Manner of Use. . . . . . . . . . . .    19
                         Insignia. . . . . . . . . . . . . . . . . . . . .    20

                      TABLE OF CONTENTS TO LEASE AGREEMENT
                                  (CONTINUED)

                                                                            Page
                                                                            ----


Section  10     Replacement of Parts; Alteration,
                    Modifications and Additions. . . . . . . . . . . . . .    20
                        Replacement of Parts . . . . . . . . . . . . . . .    20
                        Alternations, Modifications and Additions. . . . .    21

Section  11     Voluntary Termination. . . . . . . . . . . . . . . . . . .    22

Section  12     Loss, Destruction, Requisition, Etc. . . . . . . . . . . .    23
                    Event of Loss with Respect to the Equipment. . . . . .    23
                    Application of Payments from Regulatory
                      Authorities or Insurance . . . . . . . . . . . . . .    24
                    Risk of Loss Generally; Obligation to Repair . . . . .    24

Section  13     Insurance. . . . . . . . . . . . . . . . . . . . . . . . .    25

Section  14     Inspection . . . . . . . . . . . . . . . . . . . . . . . .    26

Section  15     Assignment and Sublease; Possession. . . . . . . . . . . .    26
                    Lessee . . . . . . . . . . . . . . . . . . . . . . . .    26
                    Lessor . . . . . . . . . . . . . . . . . . . . . . . .    26

Section  16     Events of Default. . . . . . . . . . . . . . . . . . . . .    27

Section  17     Remedies . . . . . . . . . . . . . . . . . . . . . . . . .    28

Section  18     Notices. . . . . . . . . . . . . . . . . . . . . . . . . .    31

Section  19     Net Lease; No Setoff, Etc. . . . . . . . . . . . . . . . .    31

Section  20     Renewal Option; Purchase Options . . . . . . . . . . . . .    31
                    Renewal Option . . . . . . . . . . . . . . . . . . . .    31
                    Purchase Options . . . . . . . . . . . . . . . . . . .    32
                    Sale Without Recourse or Warranty. . . . . . . . . . .    33

                      TABLE OF CONTENTS TO LEASE AGREEMENT
                                  (Continued)


                                                                            Page

Section  21     Lessee's Indemnity . . . . . . . . . . . . . . . . . . . .    33

Section  22     Governing Law. . . . . . . . . . . . . . . . . . . . . . .    40

Section  23     Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . .    40

Section  24     Miscellaneous. . . . . . . . . . . . . . . . . . . . . . .    40



Exhibits:
--------

Exhibit A - Form of Lease Supplement

Exhibit B - Form of Opinion of Lessee's Counsel

Exhibit C - Form of Opinion of Guarantor's Counsel


Riders:
------


Rider No. 1 - Return Provisions

                   MASTER EQUIPMENT LEASE AGREEMENT NO. PEGA1

          MASTER EQUIPMENT LEASE AGREEMENT, dated as of December 28, 1995, (this "Lease Agreement"), between ATEL LEASING CORPORATION, a California corporation ("Lessor"), and PEGASUS GOLD CORPORATION, a Nevada corporation ("Lessee");


                                   WITNESSETH:
                                   ----------

          WHEREAS, Lessor and Lessee, from time to time, may enter into leases of Equipment (as hereinafter defined);

          WHEREAS, Lessor and Lessee wish to memorialize the terms upon which Lessee may lease Equipment from Lessor, subject to the terms of any Lease Supplement (as hereinafter defined) executed and delivered pursuant hereto;

          WHEREAS, in order to effect the foregoing purpose, Lessor and Lessee are executing and delivering this Lease Agreement;

          NOW,  THEREFORE, in consideration of the mutual covenants and
                                                          ---------
agreements contained herein, Lessor and Lessee agree as follows, intending to be legally bound:

          Section  1.  Definitions. Unless the context otherwise requires, the
                       -----------
following terms shall have the following meanings for all purposes of this Lease Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

               "Affiliate" of any Person means any other Person directly or
               -----------
          indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Alteration" has the meaning specified in Section 10(b) hereof.
               ------------

               "Appraisal Procedure" means the following procedure for
               ---------------------
          determining any disputed value (including, without limitation, the remaining economic useful life of any Item of Equipment): If Lessee or Lessor shall have given written notice to the other requesting determination of such disputed value by the Appraisal Procedure, each party shall appoint a qualified independent appraiser within 15 days of the giving of such notice. Each appraiser so appointed shall be instructed to determine independently such disputed value in accordance with the applicable definition contained herein within 30 days after the giving of such notice. If the difference between the amounts so determined by the two appraisers shall not exceed 10% of the lesser of such amounts, then the disputed value shall be an amount equal to the arithmetic average of the amounts so determined. If the difference between the amounts so determined shall exceed 10% of the lesser of such amounts, then such two appraisers shall have 10 days to appoint a third appraiser, who shall be instructed to determine independently the disputed value in accordance with the applicable definition contained herein within 20 days after such appointment. The disputed value shall be an amount equal to the arithmetic average of the amount so determined by the third appraiser and whichever amount determined by the first two appraisers is closer to the amount determined by the third appraiser (or, if the amounts determined by the first two appraisers are equally close, the disputed value shall be the amount determined by the third appraiser). This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. All costs of any such appraisals shall be borne by Lessee unless otherwise provided herein.

               "Assumed Tax Benefits" shall have the meaning set forth in
               ----------------------
          Section  2  of  the  Tax  Indemnity  Agreement.

               "Basic Lease Term" means, with respect to each item of Equipment
               ------------------
          leased hereunder, the period of lease specified as the "Basic Lease Term" for such Item of Equipment in the Lease Supplement pursuant to which such Item of Equipment is leased by Lessor to Lessee hereunder.

               "Basic Rent" means the rent payable pursuant to Section 3(b) or
               ------------
          Section 20(a).

               "Bill of Sale" means each full warranty bill of sale delivered on
               -------------
          a Closing Date in which Lessee conveys Sale-Leaseback Equipment to Lessor.

               "Business Day" means a day of the year on which banks are not
               --------------
          required or authorized to close in San Francisco, California, or Spokane, Washington.

               "Change of Tax Law" means any change in the Code as in effect on
               -------------------
          the Closing Date for an Item of Equipment leased hereunder, which is enacted and effective, and/or any change in the regulations thereunder, including final and temporary regulations but not proposed regulations, which is promulgated and effective, after such Closing Date, which change affects the Assumed Tax Benefits with respect to such Item of Equipment.

               "Closing Date" means, with respect to each Item of Equipment
               --------------
          leased hereunder, the delivery date specified therefor in the Lease Supplement pursuant to which such Item of Equipment is leased by Lessor to Lessee hereunder.

               "Code" means the Internal Revenue Code of 1986, as amended from
               ------
          time to time.

               "Commencement Date" means the first day of the calendar quarter
               -------------------
          following the Closing Date.

               "Early Buy-Out Option Date" means, with respect to each Item of
               ---------------------------
          Equipment leased hereunder, the date, if any, indicated as such on the Lease Supplement pursuant to which such Item of Equipment was leased by Lessor to Lessee hereunder.

               "Early Buy-Out Option Price" means, with respect to any Item of
               ----------------------------
          Equipment leased hereunder, the applicable amount thereof, if any, specified in the Lease Supplement pursuant to which such Item of Equipment was leased by Lessor to Lessee.

               "Equipment" means the equipment leased by Lessor to Lessee
               -----------
          hereunder, as more particularly described in the Lease Supplements.

               "Equipment Cost" of each Item of Equipment means the amount
               ----------------
          indicated as such in the Lease Supplement on which such Item of Equipment is listed, which amount shall equal the invoice(s) price(s) of such Item of Equipment if an invoice(s) exists for such Item of Equipment, or if no such invoice(s) exists, the price for such Item of Equipment specified in the applicable Bill of Sale.

               "Event of Loss" means any of the following events in respect of
               ---------------
          the Equipment or any Item of Equipment: (i) loss of such Equipment or Item of Equipment or the use thereof due to theft, misplacement, destruction, wear, or, in the reasonable good faith opinion of Lessee, irreparable damage to such Equipment or Item of Equipment becoming uneconomical to repair from any cause whatsoever or (ii) the condemnation, confiscation or requisition of title to or use of, such Equipment or Item of Equipment by any Regulatory Authority or purported Regulatory Authority for a period equal to the lesser of one year or a period anticipated to extend beyond the Basic Lease Term for such Equipment or Item of Equipment.

               "Events of Default" has the meaning specified in Section 16
               -------------------
          hereof.

               "Fair Market Rental Value" with respect to any Item of Equipment
               --------------------------
          means the fair market rental value that would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor, in either case under no compulsion to lease, and neither of which is affiliated with Lessor or Lessee, for the lease of such Item of Equipment on the terms set forth or referred to in Section 20(a) (unless otherwise specified in the Lease Supplement pursuant to which such Item of Equipment was leased by Lessor to Lessee hereunder), except as such terms relate to periodic rent. Such fair market rental value shall be calculated assuming that
          (a) such Item of Equipment is in the condition and repair required to be maintained by the terms of this Lease and (b) neither the lessee nor the lessor will incur any material expense in moving such Item of Equipment to the location at which it is to be used by the Lessee or in installing or preparing such Item of Equipment for use at such location. If Lessor and Lessee cannot agree on the fair market rental value for any Item of Equipment, then such value will be determined by the Appraisal Procedure.

               "Fair Market Sales Value" with respect to any Item of Equipment
               -------------------------
          means the fair market sales value that would be obtained in an arm's-length transaction between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, and neither of which is affiliated with Lessor or Lessee, for the purchase of such Item of Equipment. Such fair market sales value shall be calculated assuming that (a) such Item of Equipment is in the condition and repair required to be maintained by the terms of this Lease and (b) neither the buyer nor the seller will incur any material expense in moving such Item of Equipment to the location at which it is to be used or in installing or preparing such Item of Equipment for use at such location; provided, however, that if the fair market sales
                                --------
          value of any Item of Equipment is to be determined for purposes of
          Section 17( c), such fair market sales value shall instead be calculated on an in-place and in-use basis, assuming that the intrinsic utility of avoided interruption of its business operations and avoidance of all transaction costs by the Lessee including that the Lessee will not bear any expense of replacing such Equipment, moving such Equipment to the location at which they are to be used and of installing or preparing such Item of Equipment for use at such location. If Lessor and Lessee cannot agree on fair market sales value for any Item of Equipment, then such value will be deter-mined by the Appraisal Procedure.

               "Fixed Price Purchase Option Price" means, for any Item of
               -----------------------------------
          Equipment, the amount thereof, if any, specified in the Lease Supplement pursuant to which such Item of Equipment was leased by Lessor to Lessee hereunder.

               "Fixed Price Renewal Rent" means with respect to each Item of
               --------------------------
          Equipment leased hereunder, the amount thereof, if any, specified in the Lease Supplement pursuant to which such Item of Equipment was leased by Lessor to Lessee hereunder.

               "Guarantor" shall mean Pegasus Gold Inc., a corporation organized
               -----------
          under the laws of British Columbia, Canada, and its successors under the Guaranty Agreement.

               "Guaranty Agreement" shall mean that certain Guaranty Agreement,
               --------------------
          dated as of December 28, 1995, executed by Guarantor, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof.

               "Indemnitee" has the meaning specified in Section 21 hereof.
               ------------

               "Item of Equipment" means each item or piece of Equipment.
               -------------------

               "Lease Agreement", "this Lease Agreement", "this Lease", "this
               -----------------  ----------------------  ------------  -----
          Agreement", "herein", "hereunder", "hereby, or other like words mean
          ----------  --------  -----------  -------
          this Lease Agreement as originally executed or as modified, amended or supplemented pursuant to the applicable provisions hereof including, without limitation, supplementation hereof by the Lease Supplements entered into by Lessor and Lessee pursuant to the applicable provisions hereof.

               "Lease Payment Date" means, with respect to each Item of
               --------------------
          Equipment (unless otherwise indicated in the Lease Supplement covering such Item of Equipment) the Semi-Annual Payment Date following the Closing Date for such Item of Equipment and each subsequent Semi-Annual Payment Date during the Term for such Item of Equipment.

               "Lease Period" means, in respect of any Item of Equipment, each
               --------------
          of the consecutive monthly, quarterly, semi-annual, or annual periods as specified in the Lease Supplement, through the Closing Date for such Item of Equipment and each Payment Date thereafter and ending on, and including, the day before the successive Payment Date.

               "Lease Supplement" means a lease supplement, substantially in the
                ----------------
          form of Exhibit A hereto, to be entered into between Lessor and Lessee on a Closing Date for the purpose of leasing to Lessee any Item(s) Equipment as set forth in such Lease Supplement under and pursuant to the terms of this Lease Agreement, including, without limitation, any amendment, supplement or modification thereto entered into subsequent to the Closing Date on which it is entered into.

               "Lessee's Tax Counsel" has the meaning specified in Section I of
                --------------------
          the Tax Indemnity Agreement.

               "Lessor Liens" means Liens against any Item of Equipment arising
                ------------
          as a result of (i) claims against Lessor not related to this Lease or
          (ii) claims against Lessor arising out of the voluntary transfer by Lessor (without the consent of Lessee) of its interest in the Lease or any Item of Equipment at any time an Event of Default shall not have occurred and be continuing.

               "Lien" means any mortgage, pledge, lien, charge, encumbrance,
                ----
          lease, exercise of rights, security interest or claim.

               "Net Economic Return" means the net after-tax yield and total
               --------------------
          after-tax cash flow without regard to the timing thereof expected by Lessor with respect to the leasing of Equipment pursuant to this Lease, utilizing the same assumptions as used by Lessor (including the Tax Assumptions) in making the original computations upon which its evaluation of investment in the Equipment and the lease thereof pursuant to this Lease was based. Net Economic Return shall not mean return on assets or return on equity.

               "Net Proceeds" has the meaning specified in Section 17 hereof.
               --------------

               "Parts" means all appliances, parts, instruments, appurtenances,
                -----
          accessories, furnishings and other equipment of whatever nature that may from time to time be incorporated or installed in or attached to any Item of Equipment.

               "Past Due Rate" means, with respect to any Item of Equipment
                -------------
          leased hereunder, the rate therefor specified in the Lease Supplement pursuant to which such Item of Equipment was leased by Lessor to Lessee hereunder.

               "Payment Date" means, with respect to each Item of Equipment
               -------------
          leased thereunder, each monthly, quarterly, semi-annual, or annual anniversary date of the Commencement Date of such Item of Equipment, as the case may be, and as identified in the Lease Supplement Schedule and the equivalent date each period after such anniversary date, for the remaining Basic Lease Term.

               "Person" means any individual, corporation, partnership, joint
                ------
          venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

               "Regulatory Authority" means any federal, state, municipal, local
                --------------------
          or other governmental department, commission, board, agency, taxing authority or instrumentality, domestic or foreign.

               "Removable Part" has the meaning specified in Section 10(b)
                --------------
          hereof.

               "Renewal Rent" has the meaning specified in Section 20(a) hereof.
                ------------

               "Renewal Term" means, in respect of any Item of Equipment leased
               --------------
          to Lessee hereunder as to which Lessee has exercised its option pursuant to Section 20(a) hereof, the term determined by Lessee, provided, however, that such term shall
          --------
          have a length of at least one year.

               "Rent" means Basic Rent and Supplemental Rent.
                ----

               "Sale-Leaseback Equipment" means the Equipment identified as such
               --------------------------
          in a Lease Supplement.

               "Stipulated Loss Value" for any date with respect to any Item of
               -----------------------
          Equipment means an amount equal to the Equipment Cost of such Item of Equipment times the percentage for such Item of Equipment specified in the Lease Supplement covering such Item of Equipment for the Semi-Annual Payment Date coinciding with or next following such date as such amount may be adjusted pursuant to the terms of this Lease or the Tax Indemnity Agreement.

               "Supplemental Rent" means all amounts, liabilities and
               -------------------
          obligations (other than Basic Rent) which Lessee assumes or agrees to pay hereunder or under the Tax Indemnity Agreement to Lessor or others, including, without limitation, the following amounts which Lessee agrees to pay: (i) Termination Value and Stipulated Loss Value payments (and amounts calculated by reference to Termination Value or Stipulated Loss Value) and amounts payable with respect to the purchase of Equipment under Section 20(b) hereof, (ii) all amounts required to be paid by Lessee under the agreements and indemnities contained in the Tax Indemnity Agreement, (iii) any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed upon, incurred by or asserted against Lessor by reason of the failure of Lessee to duly perform its obligations hereunder and (iv) amounts payable upon return of the Equipment pursuant to Section 7(b) hereof.

               "Tax" has the meaning specified in Section 21(a) hereof.
               -----

               "Tax Assumptions" has the meaning specified in Section 2 of the
               -----------------
          Tax Indemnity Agreement.

               "Tax Indemnitee" means and includes Lessor, and any reference to
               ----------------
          a Tax Indemnitee or Lessor shall include its respective successors, assigns, agents and Servants.

               "Tax Indemnity Agreement" means that certain Tax Indemnity
               -------------------------
          Agreement, dated as of December 28, 1995, between Lessee and Lessor, as originally executed or as modified, amended or supplemented pursuant to the terms thereof.

               Section 2. Closing Dates, Acceptance Under Bills of Sale:
                          ----------------------------------------------
Lease. (a) Unless evidenced by a duly executed and delivered Lease Supplement,
------
neither Lessor nor Lessee shall have any obligations hereunder to lease equipment or other property from or to the other. Should Lessor and Lessee agree to lease an Item of Equipment hereunder, Lessor and Lessee shall mutually agree on the Closing Date for each Item of Equipment to be leased hereunder, which Closing Date shall be set forth in the Lease Supplement covering such Item of Equipment.

               (b) Lessor hereby agrees, subject to satisfaction of the applicable conditions set forth in Section 6 hereof, on the Closing Date for any Sale Leaseback Equipment, to purchase and accept delivery of such Sale-Leaseback Equipment from Lessee under a Bill of Sale dated such Closing Date and simultaneously to pay to Lessee, in immediately available funds consisting of lawful currency of the United States of America, an amount equal to the agreed Equipment Cost of the Sa1e-Leaseback Equipment delivered on such Closing Date.

               (c) Lessor hereby agrees, subject to satisfaction of the applicable conditions set forth in Section 6 hereof, on the Closing Date for each Item of Equipment, to lease to Lessee hereunder, and Lessee hereby agrees to lease from Lessor hereunder, the Equipment to be leased pursuant to a Lease Supplement, as evidenced by the execution by Lessor and Lessee of a Lease Supplement with respect to such Equipment.

               Section 3.  Lease Term and Rent
                           -------------------

               (a) Basic Lease Term. The Basic Lease Term for each Item of
                   -----------
Equipment shall commence on the Commencement Date for such Item of Equipment and end on the date specified in the Lease Supplement covering such Item of Equipment. The lease term shall commence on the Closing Date and expire upon the return or the sale of the Item of Equipment in accordance with the provisions hereof ("Term").

               (b) Basic Rent. Lessee agrees to pay Lessor Basic Rent in
                   -----------
respect of each Item of Equipment the number of consecutive installments set forth in the Lease Supplement pursuant to which such Item of Equipment was leased by Lessor to Lessee hereunder, each such installment to be payable in funds consisting of lawful currency of the United States of America which shall be immediately available at the place of payment on the date such payment is made. Such installments shall be payable on each Lease Payment Date; provided,
                                                                     --------
however, that if any Lease Payment Date is not a Business Day, the relevant installment of Basic Rent shall be payable on the next succeeding Business Day. Each such installment shall cover the Lease Period ending on the day before the Lease Payment Date on which such installment becomes due. Each installment of Basic Rent in respect of an Item of Equipment shall be in an amount equal to the percentage of Equipment Cost for such Item of Equipment as set forth in the Lease Supplement pursuant to which such Item of Equipment was leased by Lessor to Lessee hereunder for such Lease Payment Date, times the Equipment Cost of such Item of Equipment specified in such Lease Supplement.

               (c) Rent after Failure to Return Equipment. If at the end of
                   ---------------------------------------
the Term as to any Item of Equipment, Lessee shall fail to return such Item of Equipment to Lessor at the time required hereby, Lessee shall pay rent to Lessor in respect of such Item of Equipment, payable in arrears on the last Business Day of each month, for each day that such failure shall continue, but in no event for a period shorter than the period from the last day of the Term to the longer of the date of such Item of Equipment was returned to Lessor in the condition required by this Lease and the date that is three months after the date such Item of Equipment was required to be delivered to Lessor pursuant to the terms hereof, in an amount equal to the average daily Basic Rent payable in respect of such Item of Equipment during the 12 months ending on the last day of the Term for such Equipment. Such rent shall be payable in the manner provided in Section 3(b) for payments of Basic Rent.

               (d) Supplemental Rent. Lessee also agrees to pay Lessor, or
                   ------------------
whosoever shall be entitled thereto, any and all Supplemental Rent owing with respect to an Item of Equipment promptly as the same shall become due and owing in funds consisting of lawful currency of the United States of America, and in the event of any failure on the part of Lessee to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent, but subject always to Section 16(a) hereof. Lessee will also pay Lessor, within five Business Days of demand therefor, as Supplemental Rent, to the extent permitted by applicable law, interest in funds consisting of lawful currency of the United States of America at a per annum rate equal to the Past Due Rate on any part of any installment of Basic Rent payable by it not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent payable by it not paid when demanded by Lessor for the period until the same shall be paid. The expiration or other termination of Lessee's obligation to pay Basic Rent hereunder with respect to an Item of Equipment shall not limit or modify the obligations of Lessee with respect to Supplemental Rent with respect to an Item of Equipment.

               (e) Interim Rent. Should the Closing Date not fall on the first
                   -------------
day of the calendar quarter, then Lessee shall pay to Lessor at the daily equivalent of the average of the Basic Rent for the next 12 months (beginning on the Commencement Date for the Equipment subject to the Lease) for the period from the Closing Date to the Commencement Date.

               (f) [Intentionally Left Blank]

               (g) Method of Payment. All amounts payable to Lessor as Basic
                   -----------------
Rent or Supplemental Rent shall be paid by Lessee by wire transfer of funds prior to noon (Spokane, Washington time) on the date due to Lessor at such account as may be designated by Lessor to Lessee in writing from time to time, with reference to contract number supplied by Lessor (or such other office of Lessor as Lessor shall designate in writing to Lessee).

               Section 4. Lessor's Disclaimers of Warranties. LESSEE LEASES THE
                          ----------------------------------
EQUIPMENT "AS IS, WHERE IS". LESSOR SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE,
                                       -------
CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR A PARTICULAR PURPOSE OF THE EQUIPMENT, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT.

               Lessee waives any claim it may have against Lessor for any liability, claim, loss, damage or expense of any kind or nature caused, directly or indirectly, by the Equipment or any deficiency or defect therein or inadequacy thereof, or the use or maintenance thereof, or any delay in providing or failure to provide the Equipment, or in any interruption or loss of service or use thereof, or any loss of business, whether in contract, tort or by any theory of strict liability.

               Section 5. Lessee's Representations and Warranties. Lessee
                          ---------------------------------------
represents and warrants to and with Lessor that:

               (i) Lessee is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada, has the corporate power and authority to own or hold under lease its properties and to enter into and perform its obligations under this Lease and the Tax Indemnity Agreement and is duly qualified or licensed and is in good standing as a foreign corporation in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary;

               (ii) the execution, delivery and performance by Lessee of this Lease Agreement and the Tax Indemnity Agreement (A) have been duly authorized by all necessary corporate action of Lessee, (B) do not require any approval or consent of any trustee or holder of any indebtedness, obligation or security of Lessee, except such as have been duly obtained, and (C) will not contravene any law, governmental rule, regulation or order binding on Lessee or the certificate of incorporation or by-laws of Lessee or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than as permitted hereunder) upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it may be bound or affected;

               (iii) neither the execution and delivery by Lessee of this Lease Agreement and the Tax Indemnity Agreement, nor the consummation of any of the Transactions by Lessee contemplated hereby or thereby, require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any Regulatory Authority;

               (iv) this Lease Agreement constitutes and the Tax Indemnity Agreement, and each Lease Supplement when entered into, will constitute, legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the terms thereof, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

               (v) there are no pending or overtly threatened actions or proceedings before any court or administrative agency which might materially adversely affect the financial condition, business or operations of Lessee, or the ability of Lessee to perform its obligations under this Lease Agreement, any Lease Supplement hereto and the Tax Indemnity Agreement;

               (vi) Lessee has furnished to Lessor copies of the consolidated balance sheets of Guarantor as of December 31, 1994 and December 31,1993 for each of the fiscal years 1994 and 1993 then ended and the related consolidated statements of earnings for the 1994 and 1993 fiscal years then ended, such financial statements as of, and for the fiscal years ended, December 31, 1994 and December 31, 1993 having been certified by Coopers & Lybrand, independent public accountants, and such financial statements fairly present the consolidated financial condition of Guarantor as of said respective dates and the results of its operations for said respective periods in accordance with generally accepted accounting principles consistently applied and since December 31, 1994, there has been no material adverse changes in such condition or operations;

               (vii) the Equipment Cost, model and serial number information contained in each of the Lease Supplements will be accurate in all material respects when delivered;

               (viii) Lessee is not entering into this Lease, the Tax Indemnity Agreement or any other transaction contemplated hereby or thereby directly or indirectly, in connection with any arrangement or understanding to which it is a party in any way involving an employee benefit plan or related trust (other than a governmental plan), all within the meaning of the Employee Retirement Income Security Act of 1974, as amended, or the Code; and

               (ix) all insurance required by Section 13 hereof is in full force and effect and all premiums due in respect of such insurance have been paid.

               (x) As between Lessor and Lessee and solely for purposes of this Lease, Lessee acknowledges and agrees that (a) the Equipment is of a size, design, function, capacity and manufacture acceptable to it, (b) Lessee is satisfied that the Equipment is suitable for its purposes, (c) Lessee has had full opportunity to inspect the Equipment before accepting it, (d) the Equipment is leased thereunder subject to all applicable laws and governmental regulations now in effect or hereafter adopted, (e) Lessor is not the manufacturer of any of the Equipment, and (f) none of the vendors of any of the Equipment are the agent of Lessor.

     Section 6. Conditions Precedent.
                --------------------

     (a) Initial Closing Date. The obligations of Lessor and Lessee to
         ---------------------
enter into this Lease in respect of the first Item of Equipment to be leased hereunder is subject to the fulfillment to the reasonable satisfaction of Lessor and/or Lessee, as the case may be on or prior to such first Closing Date, of the conditions precedent to such obligation specified below:

               (i) This Lease Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to Lessor (except where otherwise noted) and shall be in full force and effect and executed copies thereof shall have been delivered to Lessor or its counsel (except where otherwise noted):

                    (A) Lease Supplement(s) in respect of the Equipment to be leased on such first Closing Date (the "Initial Equipment");

                    (B) copies of invoices of manufacturers or vendors and other evidence in respect of the Initial Equipment which will permit Lessor and Lessee to verify the Equipment Cost of such Equipment and, if any Item of Initial Equipment is Sale-Leaseback Equipment, a Bill of Sale therefor;

                    (C) the Tax Indemnity Agreement;

                    (D) the Guaranty Agreement;

                    (E) a certificate of the Secretary or an Assistant Secretary of Lessee, dated as of the such first Closing Date, as to the Person or Persons authorized to execute and deliver this Lease Agreement, the Tax Indemnity Agreement, Lease Supplement No. 1, and any other documents to be executed on behalf of Lessee in connection with the transactions contemplated hereby (including additional Lease Supplements) and the signatures of such person or persons.

                    (F) a certificate of the Secretary or an Assistant Secretary of Guarantor, dated as of such first Closing Date, as to the Person or Persons authorized to execute and deliver the Guaranty and any other documents to be executed on behalf of Guarantor in connection with the transactions contemplated hereby and the signatures of such person or persons.

                    (G) a certificate of the Secretary or an Assistant of Lessor, dated as of such first Closing Date, as to the Person or Persons authorized to execute and deliver this Lease Agreement and any other documents to be executed on behalf of Lessor in connection with the transactions contemplated hereby (including additional Lease Supplements) and the signatures of such person or persons, such certificate to be satisfactory in form and substance of Lessee and executed copies thereof to have been delivered to Lessee or its counsel.

          (ii) Lessor shall have received a favorable opinion, dated such first Closing Date, addressed to it, in substantially the form attached hereto as Exhibit B, form the general counsel of Lessee.

          (iii) Lessor shall have received a favorable opinion, dated such first Closing Date, addressed to it, in substantially the form attached hereto as Exhibit C, from Guarantor.

          (iv) Lessee shall have received a favorable opinion, dated such first Closing Dated, addressed to it, in substantially the form attached hereto as Exhibit E, from Nancy L. Snowden, acting as counsel of Lessor.

          (v) On such first Closing Date, (A) the representations and warranties of Lessee contained in Section 5 of this Lease Agreement and the representations and warranties of Guarantor contained in [Section 9] of the Guaranty shall be true and accurate on and as of such first Closing Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be true and accurate as of such earlier date, (B) no event shall have occurred and be continuing, or would result from the purchase or lease of the Equipment specified in the Lease Supplement for such first Closing Date, which constitutes an Event of Default or would constitutes an Event of Default but for the requirement that notice be given or time elapse or both, and (C) there has been no adverse change in the Lessee's financial condition since the date of the latest financial statements furnished by Lessee to Lessor pursuant to Section 5(vi) hereof.

          (vi) Lessee shall have received the payment, if any, in respect of Sale-Leaseback Equipment contemplated by Section 2(b) hereof being leased on such first Closing Date.

          (vii) Each Item of Equipment being leased on such first Closing Date shall have been delivered to, and accepted by Lessee on or prior to such first Closing Date.

          (viii) Lessor shall have received, in form and substance reasonably satisfactory to it, a copy of resolutions of the board of directors of Lessee, certified by the secretary or an assistant secretary of Lessee, duly authorizing the lease by Lessee of the Equipment pursuant to the terms of this Lease Agreement and the other Transaction Documents.

          (ix) Lessor shall have received, in form and substance reasonably satisfactory to it, a copy of resolutions of the Board of Directors of Guarantor, certified by the secretary or an assistant secretary of Guarantor, duly authorizing the guaranty of the obligations of Lessee under this Lease Agreement and the other Transaction Documents by Guarantor pursuant to the terms of the Guaranty Agreement; and

          (x) Lessee shall have delivered or caused to be delivered to Lessor an insurance certificate evidencing the insurance maintained by Lessee pursuant to Section 13 hereof.

          (b) Subsequent Closing Dates. The obligations of Lessor and
              --------------------------
Lessee to enter into and perform its respective obligations under a Lease Supplement in respect of any Item of Equipment covered by this Lease Agreement on any Closing Date other than the first Closing Date is subject to the fulfillment, to the reasonable satisfaction of Lessor and/or Lessee, as the case may be, on or prior to such subsequent Closing Date, of the conditions precedent to such obligation specified below:

          (i) The Lease Supplement in respect of the Equipment to be leased on such subsequent Closing Date and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to Lessor and executed copies thereof shall have been delivered to Lessor or its counsel (except where otherwise noted):

               (A) copies of invoices of manufacturers or vendors and other evidence in respect of the Equipment being leased by Lessor to Lessee on such Closing Date, which will permit Lessor and Lessee to verify the Equipment Cost of such Equipment and, if any Item of Equipment to be leased on such Closing Date is Sale-Leaseback Equipment, a Bill of Sale therefor;

               (B) a certificate of the Secretary or an Assistant Secretary of Lessee, dated as of such Closing Date, as to the Person or Persons authorized to execute and deliver the Lease Supplement in respect of the Equipment to be leased on such Closing Date and any other documents to be executed on behalf of Lessee in connection with the transactions contemplated hereby and the signatures of such Person or Persons;

               (C) a certificate of the Secretary or an Assistant Secretary of Guarantor, dated as of such Closing Date, as to the Person or Persons authorized to execute and deliver any documents to be executed on behalf of Guarantor in connection with the transactions contemplated hereby and the signatures of such Person or Persons; and

               (D) a certificate of the Secretary or an Assistant Secretary of Lessor, dated as of such Closing Date, as to the Person or Persons authorized to execute and deliver the Lease Supplement in respect of the Equipment to be leased on such Closing Date and any other documents to be executed on behalf of Lessor in connection with the transactions contemplated hereby and the signatures of such Person or Persons, such certificate to be satisfactory in form and substance to Lessee and executed copies thereof to have been delivered to Lessee or its counsel.

          (ii) On each such Closing Date, (A) the representations and warranties of Lessee contained in Section 5 of this Agreement, and the representations and warranties of Guarantor contained in Section 10 of the Guaranty shall be true and accurate on and as of such Closing Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be true and accurate on and as of such earlier date), and
(B) no event shall have occurred and be continuing, or would result from the purchase or lease of the Equipment specified in the Lease Supplement for such Closing Date, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          (iii) Lessee shall have received the payment, if any, in respect of Sale- Leaseback Equipment contemplated by Section 2(b) hereof being leased on such Closing Date.

          (iv) Each Item of Equipment to be leased on such Closing Date shall have been delivered to and accepted by (such acceptance not to be unreasonably withheld), Lessee on or prior to such Closing Date.

          (v) The Lease Supplement covering the Equipment to be leased on such Closing Date shall specify either (i) that the Assumed Tax Benefits contained in the Tax Indemnity Agreement are applicable to such Equipment or (ii) the Assumed Tax Benefits applicable to such Equipment.

          (vi) Lessee shall have delivered or caused to be delivered to Lessor an insurance certificate evidencing the insurance maintained by Lessee pursuant to Section 13 hereof.

          (vii) Lessor and Lessee shall have received favorable opinions, in the form specified in subsection (ii) and (iii), respectively, of Section 6(a) hereof.

          Section  7.  Return of Equipment.
                       --------------------

          (a) Upon the termination of the Term for an Item of Equipment,
Lessee shall, at its own risk and expense, cause each Item of Equipment, to be returned to the authorized dealer of the Item of Equipment nearest to the then location of such Item of Equipment or, at Lessee's option, to a place designated by Lessor no further away from the then location of such Item of Equipment than the "Return Reference Place" specified in the Lease Supplement covering such Item of Equipment. Concurrently therewith, Lessee shall deliver to Lessor or its designee a copy of all operating, maintenance and repair manuals relating to such Item of Equipment that were received or prepared by Lessee and maintained by Lessee. At the time of such return, such Item of Equipment shall be (i) free and clear of all Liens (other than Lessor Liens), (ii) in the condition in which it is required by Section 9(a) hereof to be; provided, that, any track type or
                                             ---------
wheel tired Item of Equipment will be returned with a minimum of 50% of track life or tire life, as the case may be, remaining, and each Item of Equipment shall be returned with all safety equipment operable, no broken glass and no sheet metal damage with a cost to repair in excess of $250 for any single Item of Equipment and (iii) free of all advertising or insignia placed thereon by Lessee other than that affixed pursuant to Section 9(c) hereof.

          (b) At the end of the Term for each Item of Equipment, if Lessee declines to exercise its purchase or renewal options pursuant to Section 20(b) or Section 20(a) with respect to such Item of Equipment, the Lessee shall make the return condition payments to Lessor, if any, required by the Lease
Supplement  covering  such  Item  of  Equipment.

          Section 8. Liens. Lessee agrees that it will not directly or
                     -----
indirectly create, incur, assume or suffer to exist any Lien on or with respect to any Item of Equipment, title thereto or any interest therein or in this Lease except (i) the respective rights of Lessor and Lessee as herein provided, (ii) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Section 15(a) hereof, (iii) Lessor Liens, (iv) Liens for taxes either not yet due or being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings so long as such proceedings do not involve, in the reasonable judgment of Lessor, any material danger of the sale, forfeiture or loss of such Item of Equipment or any interest therein, (v) materialmen's, mechanics', workmen's, repairmen's, employees' or other similar liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent or is being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings so long as such proceedings do not involve, in the reasonable judgment of Lessor, any material danger of the sale, forfeiture or loss of such Item of Equipment or any interest therein and (vi) Liens arising out of judgments or awards against Lessee with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith. Lessee will promptly, at its own expense, take such action as may be necessary duly to discharge any such Lien not excepted above if the same shall arise at any time.

          Section 9. Maintenance and Operation: Location and Manner of Use,
                     ------------------------------------------------------
Insignia.
---------

          (a) Maintenance and Operation. Lessee, at its sole cost and
              -------------------------
expense shall (i) maintain, inspect, service, repair, overhaul and test each Item of Equipment so as to keep such Item of Equipment in as good a condition as when delivered, ordinary wear and tear excepted, and in compliance with all applicable federal, state or local laws, rules, regulations and other legal procedures; (ii) maintain all records and other materials required by Regulatory Authorities to be maintained in respect of such Item of Equipment; and (iii) promptly furnish to Lessor such information as may be required to enable Lessor to file any reports required to be filed by Lessor with any Regulatory Authority because of Lessor's ownership of such Item of Equipment. Lessee agrees that such Item of Equipment will not be maintained, inspected, serviced, repaired, overhauled, tested, used or operated in violation of any law or any rule, regulation, order or certificate of any government or Regulatory Authority having jurisdiction over Lessor, Lessee or such Item of Equipment or in violation of any license or permit relating to such Item of Equipment issued by any such Regulatory Authority; provided, however, that Lessee shall not be
                               -----------------
required to comply with any such law, rule or regulation to the extent that Lessee is contesting such law, rule or regulation in good faith and by appropriate legal proceedings and such noncompliance or such proceedings do not, in the reasonable judgment of Lessor, adversely affect the title, property or rights of Lessor hereunder, or subject the same to a material risk of forfeiture or sale or subject Lessor to a material risk of civil penalties or criminal penalties or prosecution, or materially adversely affect the value or marketability of any Item of Equipment after the termination of the Term for such Item of Equipment.

          (b) Location and Manner of Use. Lessee shall not be entitled to
              ---------------------------
use the Equipment outside the United States without Lessor's consent, which consent shall not be unreasonably withheld. Lessee shall provide Lessor with not less than 30 days prior notice of any change in the location of use of any Item of Equipment. Lessee shall use or cause the Equipment to be used carefully and properly and shall comply with the conditions of all insurance policies that Lessee is required to maintain hereunder and the terms of all applicable warranties or other requirements to the extent reasonable of each manufacturer relating to the possession, use, condition, operation, servicing, repair or maintenance of the Equipment. Lessor shall prepare and file all notices, reports and other submissions required to be filed with respect to the Equipment under any laws, governmental rules or regulations applicable to the Equipment (or, if Lessee shall be required to file any such submission, Lessor shall prepare and deliver such submission to Lessee in sufficient time to permit timely filing by Lessee).

          (c) Insignia. Lessee agrees to affix to each Item of Equipment
              --------
within 60 days of the Closing Date on which such Item of Equipment is leased hereunder by Lessor to Lessee a metal or other permanent nameplate (to be provided by Lessor) bearing the inscription "This unit is leased from ATEL FINANCIAL CORPORATION, or its assigns". Lessee will not affix or permit to be affixed to any Item of Equipment any sign, plate or other marking that states or implies that such Item of Equipment is the property of anyone other than Lessor; provided, however, that Lessee may affix thereto usual and customary insignia of
--------
Lessee (or a subsidiary of Lessee) and may allow the name of a permitted sublessee or assignee to be placed thereon.

          Section 10. Replacement of Parts: Alterations, Modifications and
                      ----------------------------------------------------
Additions.
----------

          (a) Replacement of Parts. Lessee, at its own cost and expense,
              --------------------
will promptly replace all Parts (other than any Part constituting a Removable
Part) which may from time to time be incorporated or installed in or attached to any Item of Equipment and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, Lessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Part, whether or not worn out, lost stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Lessee will, at its own cost and expense, replace
               --------
such Part as promptly as possible. All replacement Parts (other than any Part constituting a Removable Part) shall be free and clear of all Liens (other than any Liens of the sort described in Sections 8(i), 8(ii), 8(iii) or 8(iv) hereof) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts and Equipment were in the condition and repair required to be maintained by the terms hereof. All Parts (other than any Part constituting a Removable Part) at any time removed from an Item of Equipment shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed or attached to such Item of Equipment and which meet the requirements for replacement Parts specified above. Immediately upon any replacement part (other than any Part constituting a Removable Part) becoming incorporated or installed in or attached to an Item of Equipment as above provided, without further act, (i) title to the replaced Part shall thereupon vest in Lessee, free and clear of all rights of Lessor, and shall no longer be deemed a Part hereunder, (ii) title to such replacement Part (other than any Part constituting a Removable Part) shall thereupon vest in Lessor, and (iii) such replacement Part (other than any Part constituting a Removable Part) shall become subject to this Lease and be deemed part of such Item of Equipment for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Item of Equipment. Lessor shall not be required in any way to maintain, repair or rebuild any Item of Equipment.

          (b) Alterations, Modifications and Additions. Lessee, at its own
              ----------------------------------------
expense, will make any alteration, modification in or addition to any Item of Equipment (referred to hereinafter as an "Alteration") that may be necessary or advisable, from time to time, to comply with any law or governmental rule or regulation or with health, safety, environmental or other standards of any Regulatory Authority having relevant jurisdiction. In addition, Lessee, at its own expense, may, from time to time, make any Alteration that Lessee deems desirable in the proper conduct of its business; provided, however, that the
                                                 --------  -------
Alteration will not materially impair the value or utility of such Item of Equipment below the value or utility immediately prior to the Alteration, assuming such Item of Equipment were then of the value and utility required to be maintained by the terms of this Lease Agreement. Lessee may, at any time during the Term for an Item of Equipment, remove any Part (a "Removable Part"):
(i) which is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed or attached to the relevant Item of Equipment at the time of delivery thereof hereunder or any Part in replacement of or substitution for any such Part; (ii) which is not required to be incorporated or installed in or attached or added to such Item of Equipment pursuant to the terms of this Section 10; and (iii) which can be removed from such Item of Equipment without causing material damage to such Item of Equipment or materially diminishing or impairing the value, utility or condition which such Item of Equipment would have had at such time had such alteration, modification or addition not occurred. Title to all Parts incorporated or installed in or attached or added to such Item of Equipment as the result of alterations, modifications, or additions under this Section 10(b), except Removable Parts, shall, without further act, vest in Lessor. Title to any Removable Parts shall not vest in Lessor, and upon the removal by Lessee of any Removable Parts as above provided, such Removable Part shall no longer be deemed part of the Item of Equipment from which it was removed. Any Removable Part not removed by Lessee as above provided prior to the return of such Item of Equipment to Lessor hereunder shall become the property of Lessor at the time of such return.

          Lessee shall repair all damage to any Item of Equipment resulting from any Alteration so as to restore such Item of Equipment at least to the condition in which it existed prior to such alteration (ordinary wear and tear excepted). Notwithstanding the foregoing and provided that Lessee has not exercised its option to purchase an Item of Equipment pursuant to Section 20(b), at the end of the Term for such Item of Equipment, Lessor shall be entitled to purchase from Lessee any Removable Parts at their then Fair Market Sales Value. Lessor shall not have any obligation to pay for or to reimburse Lessee for any Alteration permitted by this Section 10, whether or not it becomes Lessor's property.

          Section 11. Voluntary Termination.
                      ----------------------

          (a) At any time on or after the "Threshold Termination Date"
contained in the Lease Supplement covering such Item of Equipment, and so long as no Event of Default (or event which would constitute an Event of Default but for the lapse of time or the giving of notice or both) shall have occurred and be continuing, in the event that Lessee shall have determined that any Item of Equipment is obsolete, surplus or uneconomic to its needs, then, at any time after the occurrence of any such determination, Lessee shall have the right, at its option, on at least 90 days' prior written notice to Lessor, to terminate this Lease with respect to such Item of Equipment (any such Item of Equipment being referred to herein as a "Terminated Item of Equipment"), such termination to be effective on the date (which shall be any Payment Date on or after such "Threshold Termination Date") specified in such notice (the "Termination Date"). During the period from the giving of such notice until the sixtieth day after such notice was given, Lessee, on behalf of Lessor, shall use its best efforts to obtain purchasers for the Terminated Item of Equipment and, in the event it receives any offer during such period, Lessee shall notify Lessor in writing of the amount and terms of such offer, the proposed date of such sale (which shall be the Termination Date) and the name and address of the party submitting such offer. Promptly after the expiration of the 60-day period provided above, but in any event before the Termination Date, Lessee shall notify Lessor whether it wishes Lessor to accept any such offer and, if it does so wish, the name of the relevant offeror and the particulars of its offer. On the Termination Date, provided Lessee has made all payments required to be made before the Termination Date under this Lease with respect to the Terminated Items of Equipment, and provided such offeror has paid to Lessor the sales price of the Terminated Items of Equipment (i) Lessee shall deliver the Terminated Items of Equipment to such offeror, (ii) Lessor shall, without recourse or warranty, except as to the absence of Lessor Liens in the Terminated Items of Equipment, simultaneously therewith sell the Terminated Items of Equipment to such offeror, the total selling price realized at such sale to be retained by Lessor, provided, however,
                                                              --------  -------
that Lessor sale to the extent that the total selling price realized at such sale after deducting the expenses incurred by Lessor in connection with such sale exceeds the Termination Value of the Terminated Items of Equipment as of the Termination Date, and (iii) Lessee shall simultaneously pay to Lessor, in funds of the type specified in Section 3(b) hereof, the difference, if any, of
(A) the Termination Value of the Terminated Items of Equipment as of the Termination Date less (B) the sale price of the Terminated Items of Equipment sold by Lessor after deducting the expenses incurred by Lessor in connection with such sale. If no sale shall have occurred on or as of the Termination Date, Lessee shall, at its option, (1) deliver the Terminated Items of Equipment to Lessor in the same manner as if delivery were made pursuant to Section 7 and simultaneously pay to Lessor, in funds of the type specified in Section 3(b) hereof, the excess, if any, of the Termination Value of the Terminated Items of Equipment over the Fair Market Sales Value of the Terminated Items of Equipment, or (2) pay to Lessor, in funds of the type specified in Section 3(b), the greater of the Fair Market Sales Value of the Terminated Items of Equipment or the Termination Value of the Terminated Items of Equipment, and Lessor shall, without recourse or warranty, except as to the absence of Lessor Liens in the Terminated Items of Equipment, simultaneously therewith sell the Terminated Items of Equipment to Lessee. Upon compliance by Lessee with the provisions of this Section 11(a), the obligation of Lessee to pay any Basic Rent hereunder with respect to the Terminated Items of Equipment, which Basic Rent was required by this Lease to be paid on or after the Termination Date, shall cease and the Term for such terminated Items of Equipment shall end effective as to the Terminated Items of Equipment as of the Termination Date.

          Section 12. Loss, Destruction, Requisition, Etc.
                      ------------------------------------

          (a) Event of Loss with Respect to the Equipment. Upon the
              -------------------------------------------
occurrence of an Event of Loss with respect to any Item of Equipment, Lessee shall forthwith (and, in any event, within 30 days after such occurrence) give Lessor written notice of such Event of Loss, and, upon the Payment Date next succeeding the occurrence of such Event of Loss (unless such Payment Date shall be within 30 days after such occurrence, in which case upon the Payment Date next succeeding the next Payment Date), Lessee shall, at Lessee's option, either
(i) pay to Lessor, in funds of the type specified in Section 3(b)hereof, the Stipulated Loss Value for such Item of Equipment as of such Payment Date or (ii) convey to Lessor (or cause to be conveyed to Lessor), as replacement for such Item of Equipment, title to replacement equipment, such replacement equipment to be free and clear of all Liens (other than Liens referred to in its clauses (i) through (vi) of Section 8), to have a value and utility at least equal to, and to be in as good operating condition as, such Item of Equipment immediately prior to such Event of Loss, assuming compliance by Lessee with the terms of this Lease with respect to such Item of Equipment.

          Upon payments of the Stipulated Loss Value for any Item of Equipment in compliance with the foregoing terms of this subsection (a), (x) the obligation of Lessee to pay Basic Rent in respect of such Item of Equipment, which Basic Rent was required by this Lease to be paid on or after such Payment Date, shall cease, (y) the Term for such Item of Equipment shall end effective as to such Item of Equipment as of such Payment Date, and (z) Lessor will offer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens), all Lessor's rights, title and interest in and to such Item of Equipment.

          Upon conveyance to Lessor of title to replacement equipment in compliance with the foregoing terms of this subsection (a), such replacement equipment shall become Equipment for all purposes of this Lease and the Lease Supplement relevant to the Item of Equipment being replaced and the other Transaction Documents and shall be subject to the terms hereof and thereof.


          (b) Application of Payments from Regulatory Authorities or
              ------------------------------------------------------
Insurance.  Any  payments  received  at any time by Lessor or by Lessee from any
---------
Regulatory Authority or other Person with respect to an Event of Loss resulting from the condemnation, confiscation, theft or seizure of, or requisition of title to or use of, any such Item of Equipment or on account of any insurance maintained in accordance with Section 13 hereof shall be applied as follows: so much of such payments remaining as shall not exceed the Stipulated Loss Value of such Item of Equipment required to be paid by Lessee pursuant to paragraph (a) of this Section 12 (plus any other amounts of Basic Rent and Supplemental Rent then due and payable by Lessee with respect to such Item of Equipment), shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value, and the balance, if any, of such payments remaining thereafter will be paid over to, or retained by, Lessor.

          (c) Risk of Loss Generally, Obligation to Repair. Lessee shall
              --------------------------------------------
bear the entire risk of damage, loss, theft or destruction, partial or complete, of each Item of Equipment from whatsoever source arising, and any and all replacements or repairs to any Item of Equipment required by this Lease shall be at the cost and expense of Lessee. In the event any Item of Equipment is damaged during the Term for such Item of Equipment, Lessee agrees that it will promptly repair or restore such Item of Equipment at Lessee's sole cost and expense; provided, however, that Lessee shall not be required to make any
--------
repair, restoration or replacement to such Item if such item of Equipment has suffered an Event of Loss.

          If an Item of Equipment is damaged during the Term for such Item of Equipment, in such a manner so as not to constitute an Event of Loss (each such occurrence being referred to herein as a "Reparable Casualty"), Lessee shall promptly cause such Item of Equipment to be repaired or otherwise restored to the condition required to be maintained by Section 9(a) hereof. Lessee shall upon written request of Lessor make available to Lessor at reasonable times and places all maintenance logs and other documentation, if any, of the repair history of the Equipment for inspection. Such inspection shall be made during reasonable business hours and upon reasonable notice to Lessee and shall be limited to periods of reasonable duration and conducted so as to not cause any interference with the business operations of the users of the Equipment.

          Lessor agrees that, so long as no Event of Default, or event that, with the passage of time or the giving of notice or both, would constitute an Event of Default, shall have occurred and be continuing with respect to an Item of Equipment, Lessee shall be entitled to insurance, warranty or other proceeds arising from any claim or right of Lessor or Lessee against third persons for damage or loss in connection with a Reparable Casualty and Lessee shall be subrogated to all Lessor's right of recovery for such amount against any other Person. Lessor shall execute and deliver from time to time such instruments and do such other matters and things as may be necessary or appropriate more fully to vest in Lessee such proceeds or to effect such subrogation; provided,
                                                               --------
however, that all costs and expenses, including court costs and attorneys' fees,
-------
in connection with enforcing or realizing upon any such claim or right to proceeds or obtaining enforcement of or realizing upon such right of subrogation, shall be borne and paid by Lessee.

          Section 13. Insurance.
                      ----------

          (a) Lessee shall at its sole expense, at all times during the lease of any Equipment by Lessor to Lessee hereunder, maintain third party liability insurance in an amount not less than $3,000,000 and property damage insurance for each Item of Equipment then subject to this in an amount not less than the then the higher of the Fair Market Sales Value and the Stipulated Loss Value of such Item of Equipment (provided that Lessor solely shall have the obligation to establish Fair Market Sales Value in order to assure compliance with this provision), in each case with such deductibles and upon such other terms and conditions as are available at a reasonable cost and are consistent with Lessee's practice of insuring similar Items of Equipment; provided,
                                                               --------
however, that Lessee shall not be required to maintain such levels of insurance
-------
during any period that Lessee shall have demonstrated to the reasonable satisfaction of Lessor that maintaining lower amounts of such insurance, or self-insuring, would be consistent with then prevailing industry practice for a company with a similar financial condition as Lessee.

          The policies of all such insurance shall be written by responsible insurers and shall (i) provide for cancellation, adverse modification or lapse to be effective as to Lessor only upon 30 days' prior written notice to Lessor by the insurer; (ii) waive the insurer's right to claim premiums from Lessor;
(iii) as to Lessor, be primary insurance and not require contributions from other policies held by Lessor; (iv) insure the interests of Lessor regardless of the action or inaction of Lessor or the breach or violation of any warranties, declarations or conditions contained in such policies by Lessor or any other Person; and (v) provide that, in the event of any loss payment under a policy, the insurer waives any rights of subrogation against the insured party and any setoff or counterclaim or any other deduction whether by attachment or otherwise. The policies of all such property damage insurance shall name Lessor as an additional insured and as loss payee as its interests shall appear. The policies of all such third party liability insurance shall name Lessor as an additional insured.

          At least 30 days prior to the expiration date for the insurance described above, Lessee shall furnish Lessor with certificates evidencing the renewal of such insurance or its replacement with other insurance complying with this Section 13.

          (b) Nothing in this Section 13 shall limit or prohibit Lessee from obtaining insurance for its own account with respect to any or all of the Equipment and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto, provided that no such insurance may be
                                       --------
obtained which would limit or otherwise adversely affect the coverage or amounts payable under insurance required to be maintained pursuant to this Section 13.

          Section 14. Inspection. Lessor or the duly authorized representative
                      ----------
thereof may inspect the Equipment and the books and records of Lessee relative thereto. Lessor shall not have a duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. Such inspection shall be made during reasonable business hours and upon reasonable notice to Lessee and shall be limited to periods of reasonable duration and conducted so as to not cause any interference with the business operations of the users of the Equipment.

          Section 15. Assignment and Sublease: Possession. (a) Lessee.
                      ------------------------------------     -------
Lessee shall have the right, from time to time, with the prior written consent of Lessor (which consent shall not be unreasonably withheld), to assign any of its rights hereunder in respect of any Item of Equipment and to sublease any Item of Equipment to any other Person; provided, however, that
                                       --------
any such Person shall be required to use the Equipment within the United States, unless Lessor otherwise consents, which consent shall not be unreasonably withheld; provided, further, that after any such assignment (i) Lessee shall
          --------
remain primarily liable to pay and perform all of its obligations hereunder,
(ii) the Guaranty Agreement shall continue in full force and effect, and (iii)

Guarantor shall ratify and confirm all its obligations under the Guaranty Agreement in all respects with respect to all obligations of any assignee of this Lease Agreement; provided, further, that the sublease shall be expressly
                      --------  -------
subject and subordinate to this Lease Agreement and the rights and interests of Lessor hereunder; and provided, further, that if an Event of Default hereunder
                      --------
shall have occurred and be continuing, Lessee shall not be entitled to assign any of its rights hereunder not then assigned or to sublease any Item of the Equipment not then subject to a permitted sublease. Lessee shall notify Lessor in writing at least 30 days before any such proposed sublease or assignment and provide Lessor with a copy of all documents to be executed in connection therewith. Notwithstanding any such permitted sublease, Lessee shall during the term of any sublease remain primarily liable to pay and perform all of its obligations hereunder. Notwithstanding anything contained herein to the contrary, Lessee shall have the right to merge with, liquidate into or sell substantially all its assets to, a corporation or partnership if such corporation or partnership shall execute and deliver to Lessor an agreement in form and substance satisfactory to Lessor containing an assumption by such corporation or partnership of the due and punctual performance and observance of each covenant and condition of this Lease and the other Transaction Documents to be performed or observed by Lessee and if the creditworthiness of the surviving entity shall be at least equal to, or greater than, that of the Lessee immediately prior to the date thereof.

          (b) Lessor. Lessor may, at any time, and from time to time,
              ------
without Lessee's consent, transfer any or all of its rights hereunder in the event of an assignment of all rights, title and interest of Lessor in the Equipment and the Lease; provided that such assignee of Lessor shall have a net
                         -------- ----
worth equal to or greater than that of Lessor.

          The terms and provisions of this Lease Agreement shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and assigns.

          Section 16. Events of Default. The occurrence and continuance of
                      -----------------
any of the following events shall constitute Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule, or regulation of any administrative or governmental body):

          (a) Lessee (or Guarantor on its behalf) shall fail to make any payment of Basic Rent within ten Business Days after the same shall have become due; or

          (b) Lessee (or Guarantor on its behalf) shall fail to make any payment of Supplemental Rent or any other payments required under the Lease or the Tax Indemnity Agreement within twenty Business Days after the same shall have become due and after the receipt by Lessee of written notice thereof; or

          (c) Lessee or Guarantor shall fail to perform or satisfy any other covenant or condition, which shall continue unremedied for 30 days after receipt of written notice by Lessee or Guarantor, as the case may be, unless Lessee or Guarantor, as the case may be, shall be, diligently and reasonably proceeding to correct such failure and such failure is corrected within 60 days after the expiration of such 30 day period; or

          (d) any representation or warranty made by Lessee herein or in any other Transaction Document (other than the Tax Indemnity Agreement), or any representation or warranty made by Guarantor in the Guaranty Agreement, in connection with the Transactions shall prove to have been incorrect when made in any material respect, shall remain material when discovered and shall have not been cured within 30 days after receipt by Lessee or Guarantor, as the case may be, of written notice thereof, unless (providing that there is no danger of loss or forfeiture to the Equipment) Lessee or Guarantor, as the case may be, shall be diligently and reasonably proceeding to correct such failure and such failure is corrected within 60 days after the expiration of such 30 day period; or

          (e) Lessee or Guarantor shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or Lessee or Guarantor shall admit in writing its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors; or

          (f) Lessee or Guarantor shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Lessee or Guarantor in any such proceeding, or Lessee or Guarantor shall, by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or

          (g) an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Lessee or of Guarantor, a receiver, trustee or liquidator of Lessee or Guarantor or of any substantial part of its property, or sequestering any substantial part of the property of Lessee or Guarantor, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 60 days after the date of entry thereof; or

          (h) a petition against Lessee or Guarantor in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Lessee or Guarantor, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or Guarantor, or of any substantial part of the property of either and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 60 days; or

          (i) an "event of default" shall have occurred and be continuing under any other equipment lease between Lessor and Lessee; provided, however,
                                                           --------
that Lessee shall have received prior written notice of such "event of default" and that Lessor be entitled on account of such "event of default" to terminate such other equipment lease.

          Section 17. Remedies. Upon the occurrence of any Event of
                      --------
Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease Agreement to be in default; and at any time thereafter, so long as there shall not have been remedied all outstanding Events of Default, Lessor may do one or more of the following as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any requirements of, applicable law then in effect:

          (a) cause Lessee, upon the written demand of Lessor and at Lessee's expense, to return promptly, and Lessee shall return promptly, all or such part of the Equipment, as Lessor may so demand, to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 7 as if the Equipment were being returned at the end of the Term applicable to such Equipment, or Lessor, at its option, may enter upon the premises where all or any part of the Equipment is located and take immediate possession of and remove the same by summary proceedings or otherwise;

          (b) sell all or any part of the Equipment, in a commercially reasonable manner, at public or private sale, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Equipment as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto except as hereinafter set forth in this Section 17;

          (c) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or paragraph (b) above with respect to all or any part of the Equipment, Lessor, by written notice to Lessee specifying a payment date which shall be a Payment Date and not earlier than ten Business Days from the date of such notice, may cause Lessee to pay to Lessor, and Lessee shall pay Lessor, on the Payment Date, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Basic Rent for such Equipment required hereby to be paid on or after such Payment
Date), any unpaid Basic Rent in respect of all or part of the Equipment required hereby to be paid prior to such Payment Date plus an amount equal to the Stipulated Loss Value for such Equipment on the Payment Date specified for payment in such notice plus an amount equal to the excess, if any, of the Fair Market Sales Value of such Equipment over the Stipulated Loss Value as of the Payment Date specified in such notice, together with interest on such amount at the Past Due Rate from such specified payment date until the date of actual payment of such amount;

          (d) in the event Lessor, pursuant to paragraph (b) above, shall have sold all or any part of the Equipment, Lessor, in lieu of exercising its rights under paragraph (c) above with respect to such Equipment, may, if it shall so elect, cause Lessee to pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Basic Rent for such Equipment required hereby to be paid on or after the date of such sale), any unpaid Basic Rent in respect of such Equipment required hereby to be paid prior to the date of such sale plus the amount of any deficiency between the net proceeds of such sale and the higher of the Stipulated Loss Value and Fair Market Sales Value of such Equipment, computed as of the Payment Date coinciding with or next following the date of such sale, together with interest at the Past Due Rate on the amount of such deficiency from the Payment Date as of which such Stipulated Loss Value is computed until the date of actual payment;

          (e) by notice to Lessee, Lessor may require Lessee to pay on demand to Lessor, and Lessee hereby agrees that it will so pay to Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Basic Rent for such Equipment required hereby to be paid on or after the date of such notice) any unpaid Basic Rent in respect of all or any part of the Equipment not theretofore sold by Lessor required hereby to be paid prior to the date of such notice, plus an amount equal to the higher of the Stipulated Loss Value and Fair Market Sales Value for such Equipment computed as of the next Payment Date, together with interest at the Past Due Rate on such amount from such Payment Date to the date of actual payment, and upon such payment of liquidated damages and the payment of all such other Rent then due hereunder, Lessor shall proceed to exercise its best efforts promptly to sell such Equipment and shall pay over to Lessee the net proceeds of such sale (after first deducting from such proceeds all costs and expenses whatsoever incurred by Lessor in connection with such sale and all other amounts which may become payable to Lessor hereunder) up to the amount of Stipulated Loss Value or Fair Market Sales Value actually paid; and/or

          (f) Lessor may rescind this Lease Agreement as to all or any portion of the Equipment, or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

          In addition, Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent payable by it and due hereunder before, after or during the exercise of any of the foregoing remedies and for all reasonable legal fees and other out-of-pocket costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereof, including all out-of-pocket costs and expenses incurred in connection with the return of the Equipment in accordance with the terms of
Section 7 or in placing the Equipment in the condition required by Section 7. At any sale of Equipment or part thereof pursuant to this Section 17, Lessor may bid for and purchase such Equipment. Except as otherwise expressly provided above, no remedy referred to in this Section 17 is intended to be exclusive, but, to the extent permitted by applicable law, each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and, to the extent permitted by applicable law, the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. Lessee shall be entitled to a credit against amounts owing under this Section 17 for the Net Proceeds of any subleases of the Equipment. The term "Net Proceeds" means the rental receipts actually received by Lessor net of all out-of-pocket costs, expenses or Taxes (including legal fees and expenses) incident thereto or provided for in this Section 17.

          Any amount paid by Guarantor under the Guaranty Agreement shall cure the failure of Lessee to pay such amount under this Lease to the same extent as payment by Lessee of such amount on the date and in the manner paid by Guarantor would have cured failure.

          Section 18. Notices. All notices required under the terms and
                      -------
provisions hereof shall be in writing, and shall become effective when delivered by hand or received by cable, by telex, by telecopier or by first class United States mail, addressed to such address as shall from time to time be designated in writing to the other by Lessee, Guarantor or Lessor, or until an address is so furnished, addressed to an address for notices set forth on the signature pages hereof or, in the case of Guarantor, of the Guaranty Agreement.

          Section 19. Net Lease, No Setoff, Etc. This Lease is intended by
                      --------------------------
Lessee and Lessor to be a net lease, and Lessee shall not be entitled to any abatement or reduction of Rent, or any setoff against Rent, whether arising by reason of any past, present or future claims of any nature by Lessee against Lessor or otherwise. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall the obligations of Lessor or Lessee hereunder be otherwise affected, by reason of (i) any defect in the condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Equipment, or any interruption or cessation in the use or possession of any thereof by Lessee for any reason whatsoever or (ii) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee. Nothing in this
Section 19 shall be deemed to release Lessor from any obligation or liability hereunder or under any document referred to herein to which it is a party or by which it is bound, or to impair any right that Lessee may have to seek enforcement of any such obligation or liability at law or in equity by legal proceedings separate from any enforcement proceedings commenced by Lessor in respect of this Agreement.

          Section 20. Renewal Option: Purchase Options.
                      ---------------------------------

          (a) Renewal Option. Not more than 180 days nor less than 150
              --------------
days before the end of the Term for an Item of Equipment, Lessee may (unless otherwise provided in the Lease Supplement covering the relevant Item of Equipment), provided that no Event of Default (or event which would constitute an Event of Default but for the lapse of time or giving of notice or both) shall have occurred and be continuing and that all Rent then due shall have been paid, deliver to Lessor an irrevocable written notice electing to renew this Lease for a Renewal Term, for such Item of Equipment, as is specified in such notice for a Basic Rent equal, at Lessee's option, to (i) for the first Renewal Term for such Item of Equipment the Fixed Price Renewal Rent, (if any), or (ii) the then Fair Market Rental Value of such Equipment, (the "Renewal Rent"), for such renewal term as is specified in such notice, which renewal term (in each case, unless otherwise specified) must have a duration of at least one year; provided,
                                                                --------
however, that the cumulative total of Renewal Terms based on the Fair Market
-------
Rental Value of the Equipment shall not exceed the "Fair Market Maximum Renewal Period" specified in the Lease Supplement covering the Item of Equipment as to which this Lease is being renewed. If no such written notice is delivered by Lessee to Lessor on or before said 150th day, Lessee shall be deemed to have waived any right to renew this Lease with respect to the Equipment whose Term is so scheduled to end. At the end of the Basic Lease Term or any Renewal Term for an Item
of Equipment, if Lessee has elected to renew this Lease with respect to such Item of Equipment and provided that all necessary governmental authorizations and approvals, if any, shall have been received, this Lease and all of its provisions shall continue in full force and effect during such Renewal Term, for the Equipment covered by such Renewal Term, except that (i) Lessee shall pay Lessor Basic Rent in lawful currency of the United States of America for such Equipment during such Renewal Term in an amount equal to the Renewal Rent for such Renewal Term determined as aforesaid, which Basic Rent shall be payable on each Lease Payment Date occurring after the first day of such Renewal Term for the Lease Period which preceded it and on the last day of such Renewal Term (any Basic Rent payable on the last day of such Renewal Term to be in an amount equal to the appropriate pro rata amount of the Basic Rent payable in respect of a Lease Period during such Renewal Term if such Basic Rent is payable in respect of a period that is less than six months long) and (ii) the Stipulated Loss Value applicable during such Renewal Term shall be determined by agreement of Lessor and Lessee within 20 days of receipt by Lessor of Lessee's notice to renew; during the 20-day period, the parties agree to negotiate in good faith to agree upon the Stipulated Loss Value Schedule to apply during such Renewal Term and should include compensation to Lessor for loss of the Fair Market Sales Value, recapture of tax benefits, recovery of transaction costs and expenses, and an appropriate premium representing Lessee's upside; provided that, such,
                                                         -------------
Stipulated Loss Values shall not exceed the Stipulated Loss Value as of the last day of the Basic Lease Term, plus 3% of the original Equipment Cost.

          (b) Purchase Options.
              -----------------

          (i) Provided that such purchases shall not be prohibited by applicable law or regulations, Lessee may (unless otherwise provided in the Lease Supplement covering the relevant Item of Equipment), at its option, exercisable by notice to Lessor on or before a date not more than 180 days, nor less than 150 days preceding the expiration of the Basic Lease Term as to an Item of Equipment, which notice shall be irrevocable, purchase such Item of Equipment then subject to this Lease on such expiration date for a purchase price, payable on such expiration date in funds of the type specified in Section 3(b) hereof, equal to the Fair Market Sales Value of such Item of Equipment on such expiration date, but in no event more than the applicable Fixed Price Purchase Option Price (if any) of such Item of Equipment, provided, that no transfer
                                                 --------
shall be made until all Rent then due has been paid.

          (ii) Provided that such purchase shall not be prohibited by applicable law or regulations Lessee may (unless otherwise provided in the Lease Supplement covering the relevant Item of Equipment), at its option, exercisable by notice to Lessor on or before the date not more than 180 days, nor less than 150days preceding the expiration of any Renewal Term as to an Item of Equipment, which notice shall be irrevocable, purchase any Item of Equipment, then subject to this Lease on such expiration date for a purchase price, payable on such expiration date in funds of the type specified in Section 3(b) hereof, equal to the Fair Market Sales Value of such Item of Equipment, on such expiration date, provided, that no transfer shall be made until all Rent then due with respect to
--------
such Equipment has been paid.

          (iii) Provided that such purchase shall not be prohibited by applicable law or regulations, Lessee may (unless otherwise provided in the Lease Supplement covering the relevant Item of Equipment), at its option, exercisable by notice to Lessor on or before the date not more than 180 days, nor less than 150 days preceding the Early Buy-Out Option Date (if any) as to an Item of Equipment, which notice shall be irrevocable, purchase any Item of Equipment then subject to this Lease on the Early Buy-Out Option Date for such Item of Equipment, for a purchase price, payable on such date in funds of the type specified in Section 3(b) hereof, equal to the applicable Early Buy-Out Option Price for such Item of Equipment. In the event of payment in full of such purchase price, the obligation of Lessee to pay Basic Rent in respect of such Equipment, which Basic Rent was required by this Lease to be paid on or after the relevant purchase date, shall cease, and the Term as to such Item of Equipment shall end effective as of such date.

          (c) Sale Without Recourse or Warranty. Any sale of Equipment by
              ---------------------------------
Lessor to Lessee pursuant to this Section 20 shall be made AS IS, WHERE IS and without any recourse to or warranty of Lessor whatsoever, except as to the absence of Lessor.

          Section 21. Lessee's Indemnity.
                      -------------------

          (a) General Tax Indemnity. (i) General. Lessee hereby agrees to
              ---------------------
pay and, on written demand, to indemnify and keep harmless each Tax Indemnitee from and against any and all license, documentation and registration fees and all taxes, levies, imposts, duties, charges or withholdings, together with any penalties, fines or interest thereon or other additions thereto (all of the above are herein collectively called "Taxes", and individually, a "Tax") which may be imposed on or with respect to any Tax Indemnitee or any Item of Equipment by any Federal, state or local government or taxing authority in the United States, upon or with respect to (A) any Item of Equipment; (B) the purchase, ownership, delivery, lease, sublease, possession, use, operation, condition, storage, maintenance, modification, repair, construction, acceptance, rejection, transportation, repossession, abandonment, redelivery, transfer of title, sale, return, transfer or other disposition of any Item of Equipment; (C) Rent payable under the Lease; or (D) this Agreement, the Lease Supplements, the Tax Indemnity Agreement or any other Transaction Document and any other documents contemplated hereby or thereby and amendments and supplements hereto and thereto.

          (ii) Certain Exceptions. The provisions of Section 21(a)(i)
               ------------------
shall not apply to, and the Lessee shall have no liability to any Tax Indemnitee under Section 21(a)(i) with respect to:

          (A) Taxes on, based on, measured by or with respect to the net income (including, without limitation, withholding taxes, surcharges, taxes on, based on or measured by any item(s) of tax preference, minimum taxes and alternative minimum taxes), franchises, excess profit, capital gains, and other similar taxes (but excluding sales or use Taxes) or any Tax Indemnitee;

          (B) Gross income, gross receipts, and value added taxes imposed by the United States federal government in lieu of income taxes;

          (C) Taxes which are imposed as a result of any sale, assignment, transfer or other disposition (whether voluntary or involuntary) by a Tax Indemnitee of any interest in this Lease or any Item of Equipment, unless such transfer or disposition results from any exercise by Lessor or any of its remedies resulting from an Event of Default as provided in this Lease;

          (D) Taxes to the extent of the excess of such Taxes over the amount of such Taxes which would have been imposed and indemnified against had there not been a sale, assignment, transfer or other disposition (whether voluntary or involuntary) by a Tax Indemnitee of any interest in this Lease or any Item of Equipment, unless such transfer results from any exercise by Lessor of any of its remedies in connection with an Event of Default as provided in or permitted by this Lease;

          (E) Taxes with respect to any Item of Equipment to the extent incurred and imposed in respect of and during any period after the expiration or earlier termination of this Lease with respect to such Item of Equipment;

          (F) Taxes imposed by any jurisdiction which result from any Tax Indemnitee or an Affiliate of a Tax Indemnitee engaging in activities in that jurisdiction unrelated to those contemplated by this Lease, the Tax Indemnity Agreement or any other Transaction Document;

          (G) Taxes for which Lessee is obligated to indemnify Lessor pursuant to the Tax Indemnity Agreement;

          (H) Taxes which have been collected and remitted by the vendor based upon the Equipment Cost for an Item of Equipment;

          (I) Taxes imposed on any Tax Indemnitee which result from the willful misconduct or the negligence of any Tax Indemnitee or any Affiliate of a Tax Indemnitee (other than willful misconduct or gross negligence imputed to such Tax Indemnitee by reason of its interest in the Equipment).

          (J) Taxes for so long as they are being contested in good faith; provided, however, that Lessor shall be receiving all amounts of Rent payable to
--------  -------
it without reduction by reason of such Tax and that Lessee has paid all amounts under Section 21(a)(iii)(B) hereof;

          (K) Taxes resulting from any prohibited transaction, within the meaning of Section 4975(e)(I) of the Code;

          (L) Taxes imposed because any Tax Indemnitee or any Affiliate of a Tax Indemnitee is not a U.S. Person; and

          (M) Taxes that arise out of or are caused by breach of the Tax Indemnitee representations, warranties, or covenants contained in the Lease.

     (iii) Certain Agreements. (A) Lessee further agrees that, with respect
           ------------------
to any payment or indemnity to an Indemnitee under Section 21(b) hereof or a Tax Indemnitee under this Section

21(a), and notwithstanding subparagraphs 21(a)(ii)(A) and 21(a)(ii)(B) hereof, Lessee's indemnity obligations shall include any amount necessary to hold such Indemnitee or Tax Indemnitee harmless on an after-tax basis from all Taxes required to be paid by such Indemnitee or Tax Indemnitee with respect to such payment or indemnity (including any payments under this Section 21(a)(iii) under the laws of any Federal, state or local government or taxing authority in the United States. Notwithstanding anything herein to the contrary, Lessee may, at its own expense, deliver to Lessor an opinion of Lessee's Tax Counsel, in form and substance reasonably acceptable to Lessor, to the effect that there is a reasonable basis for taking the position that the payment of an indemnity hereunder does not constitute gross income to Lessor. In that event, Lessee will not include any amount with its indemnity payment described in this Section 21(a)(iii)(A) and Lessor will report the payment in a manner consistent with that position. Any denial, disallowance, or disqualification of such position will be treated as a Tax which Lessee is required to indemnify against pursuant to this Section 21(a).

          (B) If any Indemnitee or Tax Indemnitee shall realize a tax benefit as a result of any Claims or Taxes paid or indemnified against by Lessee under Section 21(b) hereof or this Section 21(a) (whether by way of deduction, credit, allocation or apportionment of income or otherwise) (except to the extent previously taken into account in computing the indemnity paid with respect to such Claims or Taxes), such Indemnitee or Tax Indemnitee shall pay to Lessee the amount of such tax benefit plus any further tax savings such Indemnitee or Tax Indemnitee realizes as a result of the payment under this
Section 21(a)(iii)(B); provided, however, that any subsequent loss of any tax
                       --------   ------
benefit paid to Lessee hereunder shall be treated as a Tax subject to indemnification in accordance with this Section 21(a). Any payment due to Lessee from Lessor pursuant to this Section 21(a)(iii)(B) shall be paid within 30 days in immediately available funds after the filing of any return, report, declaration or statement, or the making of any estimated tax payment reflecting the utilization by Lessor of a tax deduction or other tax benefit attributable to any Tax or Claim paid or indemnified against by Lessee, or the completion of a contest resulting in an obligation on the part of Lessor to make a payment to Lessee hereunder. Lessor shall not be obligated to make any payment pursuant to this section to the extent that the amount of such payment would exceed (i) the aggregate amount of all prior payments by Lessee to Lessor pursuant to Section 21(a), less (ii) the aggregate amount of all prior payments by Lessor to Lessee under this section, but any such excess shall be carried forward and reduce Lessee's obligations to make subsequent payments to Lessor pursuant to Section 21(a). Each Indemnitee or Tax Indemnitee shall in good faith use diligence in filing its tax returns and in dealing with taxing authorities to seek and claim any such tax benefit and to minimize the Taxes payable or indemnifiable by Lessee hereunder.

          (C) Any amount payable to any Tax Indemnitee pursuant to this
Section 21(a) shall be paid within 30 days in immediately available funds after receipt of a written demand therefor from such Tax Indemnitee accompanied by documentary proof of the actual satisfaction of such Tax and a written statement describing in reasonable detail the Taxes which are subject of and basis for such indemnity and the computation of the amount so payable (Lessor and Lessee shall undertake a good faith effort to negotiate regarding the accuracy of such written statement, and if Lessee is not reasonably satisfied, such written statement shall, at Lessee's request, be verified by Coopers & Lybrand or other independent accountants chosen by Lessee and reasonably acceptable to such Tax Indemnitee and the expense of such accountants shall be shared equally by Lessee and Lessor).

          (D) If a written claim is made by any taxing authority against any Tax Indemnitee for any Taxes which Lessee is required to pay or indemnify against pursuant to this Section 21, such Tax Indemnitee shall promptly notify the Lessee in writing. If requested by the Lessee in writing, such Tax Indemnitee shall in good faith diligently contest (including pursuing all judicial appeals) in the name of such Tax Indemnitee or, if requested by Lessee and permitted by law, contest in the name of Lessee (or permit Lessee, if requested by Lessee, to contest in the name of Lessee or such Tax Indemnitee) the validity, applicability and amount of such Taxes by (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, or (3) if payment shall be made, seeking a refund thereof in appropriate administrative and judicial proceedings; provided that prior to taking such action Lessee shall have agreed to indemnify such Tax Indemnitee in a satisfactory manner for all out-of-pocket costs and expenses which such Tax Indemnitee may incur in connection with contesting such claim, including, without limitation, all reasonable legal, accountants' and investigatory fees and disbursements. Any Tax Indemnitee may elect not to contest pursuant to the preceding sentence, but such election shall constitute a waiver by such Tax Indemnitee of any right to indemnification pursuant to this Section 21(a) with respect to the Taxes which were the subject of such proposed contest and, if Lessee has theretofore provided such Tax Indemnitee with any funds with respect to such amount or has itself paid such amounts, such Tax Indemnitee shall promptly pay or repay such funds to Lessee. If any Tax Indemnitee shall obtain a refund of all or any part of any Taxes which Lessee shall have paid for such Tax Indemnitee or for which Lessee shall have reimbursed such Tax Indemnitee, such Tax Indemnitee shall pay to the Lessee the amount of such refund (up to the amount provided in the third sentence of Section 21(a)(iii)(B), but any excess shall be carried forward as provided in that sentence), plus any interest received on such refund fairly attributable to any Taxes paid by Lessee to or for such Tax Indemnitee prior to the receipt of such refund plus the amount of any net tax benefit realized by such Tax Indemnitee as the result of the payment thereof; provided, however, that any subsequent loss of any refund paid to
         --------
Lessee hereunder shall be treated as a Tax subject to indemnification in accordance with this Section 21(a).

               (E) Each Tax Indemnitee shall be responsible for filing any reports or returns that are required to be made by it with respect to any Tax for which Lessee is obligated to indemnify against hereunder. Lessee shall have no obligation to make any payment to a Tax Indemnitee unless and until satisfactory proof of the satisfaction of such Tax filing is provided.

          (b) General Indemnity. Lessee hereby agrees to assume liability
              -----------------
for, and to indemnify Lessor and its officers, directors, employees, servants and agents (collectively, the "Indemnitees" and each individually an "Indemnitee") against, and agrees to protect, save and keep harmless each thereof from, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal fees and out-of-pocket expenses imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of (i) this Lease, the Tax Indemnity Agreement or the Guaranty (including the enforcement and the amending or supplementing thereof) or (ii) the ownership, delivery, non-delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Equipment (including, in each case and without limitation,
(x)latent or other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement and (y) claims based on strict liability in tort) (each of the foregoing a "Claim"); provided, however,
                                                      --------
that the foregoing indemnity of Lessee with regard to any particular Indemnitee shall not extend to any liability, obligation, loss, damage, penalty, claim, action, suit, cost, expense or disbursement (A) resulting from the willful misconduct or the gross negligence of such Indemnitee or any officers, directors, employees, servants or agents thereof, (B) to the extent attributable to acts or events which occur after the Term for an Item of Equipment (it being understood that any Claim which is directly attributable to a modification of an Item of Equipment by Lessee during the Term for such Equipment, shall be deemed to be attributable to an act which occurred during the Term of such Equipment), or (C) which is a Tax, whether or not Lessee is required to indemnify therefor pursuant to paragraph (a). Lessee further agrees that, with respect to any payment or indemnity hereunder, such payment or indemnity shall be paid within 30 days after written demand therefor. If any action, including any investigatory proceeding, shall be brought against, or commenced with respect to, any Indemnitee entitled to indemnity under this Section 21(b) in respect of which Lessee is required to indemnify such Indemnitee pursuant to the provisions of this Section 21(b), Lessee shall have the right to assume the defense thereof, including the employment of counsel satisfactory to such Indemnitee, and the payment of all expenses incurred in such defense. In the event Lessee assumes the defense of any such action, any such Indemnitee shall have the right to employ separate counsel in such action and participate therein, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, unless
(i) the employment of such counsel has been specifically authorized by Lessee,
(ii) the named parties to such action (including any impleaded parties) include both such Indemnitee and Lessee and representation of such Indemnitee and Lessee by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between them or (iii) the counsel employed by Lessee and satisfactory to such Indemnitee has advised such Indemnitee, in writing, that such counsel's representation of such Indemnitee would be likely to involve such counsel in representing different interests which could adversely affect either the judgment or loyalty of such counsel to such Indemnitee whether it be a conflicting, inconsistent, diverse or other interest in defense of such action on behalf of such Indemnitee; it being understood, however, that Lessee shall not, in connection with any one such action, or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys, and of any local or special counsel retained by said firm, at any one time for each such Indemnitee, which firm shall be designated in writing by such Indemnitee). In the event that Lessee does not assume the defense of any such action in respect of such Indemnitee such Indemnitees shall have the right to employ counsel in such action and participate therein at the expense of Lessee. Lessee shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of or if there be a final judgment, beyond further review or appeal, in any such action, Lessee shall indemnify and hold harmless any Indemnitee or other Person entitled to indemnity under this Section 21(b) from and against any loss or liability by reason of such settlement or judgment.

          (c) Survival. The representations, indemnities and agreements of
              --------
Lessee provided for in this Section 21 and Lessee's obligations under any and all thereof, and the obligations of any Indemnitee or Tax Indemnitee under this Section 21, shall to the extent arising out of acts or events occurring prior to the expiration of the Term for an Item of Equipment, or otherwise as stated herein survive the delivery of the Equipment and the expiration or other termination of the Transaction Documents.

          (d) Interest. To the extent permitted by applicable law,
              --------
interest at the Past Due Rate (but only to the extent the definition of the term Past Due Rate is applicable) shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 21 until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

          (e) Effect of Other Indemnities. Lessee's obligations under the
              ---------------------------
indemnities provided for in this Lease Agreement shall be those of a primary obligor whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of this Lease Agreement, or any other document or instrument, and the Person or entity seeking indemnification from Lessee pursuant to any provisions of this Lease Agreement may proceed directly against Lessee without first seeking to enforce any other right of indemnification. Upon the payment in full by Lessee of any indemnity provided for hereunder, Lessee shall be subrogated to any right of the Person indemnified in respect of the matter as to which such indemnity was paid.

          (f) Upon the payment in full by Lessee of any indemnity provided for under this Lease, Lessee shall be subrogated to any right of the person or entity indemnified in respect of the matter as to which such indemnity was paid.

          Section 22. Governing Law. This Lease shall be governed by, and
                      -------------
construed in accordance with, the laws of the State of California (without regard to any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

          Section 23. Quiet Enjoyment. Lessor warrants that during the Term
                      ---------------
for each Item of Equipment it shall not (and no Person claiming by or through Lessor shall) disturb Lessee's peaceable and quiet possession, enjoyment and use of its Equipment, subject to the terms and conditions of this Lease, so long as no Event of Default shall have occurred and be continuing hereunder.

          Section 24. Miscellaneous. (a) Transaction Expenses. All of the
                      -------------      --------------------
following costs and expenses shall be funded by Lessee on the applicable Closing
Date: all of the costs and expenses incurred by Lessor, Lessee and any advisors to Lessor or Lessee in connection with the preparation, execution and delivery of this Lease Agreement, the applicable Supplement and the other Transaction Documents, including without limitation,

          (i) the reasonable fees, expenses and disbursements of counsel for Lessee and counsel for Guarantor, for any services rendered in connection with the transactions;

          (ii) all other expenses in connection with such transactions including, without limitation, printing expenses and all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements described in this Lease and continuation statements with respect thereto.

          (b) No Waiver of Rights. Notwithstanding any provision of any of the
              -------------------
Transaction Documents, Lessee does not, pursuant to any of the Transaction Documents, waive any right or claim it has or may have against the vendor or manufacturer of any of the Equipment.

          (c) Severability. Any provision of this Lease which is
              ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect. No term or provision of this Lease may be changed, waived, discharged or terminated orally. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in the Equipment except as lessee only. The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Lease. This Lease Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.


IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Agreement to be duly executed as of the day and year first above written.

ATEL Leasing Corporation                    ATEL LEASING CORPORATION, AS
235 Pine Street                             LESSOR
Sixth Floor                                 ------
San Francisco, CA 94104
Attn: Treasurer                             By: /s/  Dean Cash
                                                ---------------------------
                                            Title:     President
                                                   ------------------------



Pegasus Gold Corporation                    PEGASUS GOLD CORPORATION, AS
601 West First Avenue                       LESSEE
Suite 1500                                  ------
Spokane, Washington 99204
Attn: Treasurer                             By: /s/ Illegible
                                                ---------------------------
                                            Title:     Controller
                                                   ------------------------



                                            By: /s/ Illegible
                                                --------------------------
                                            Title:     VP & Secretary
                                                   -----------------------